CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated July 31, 2000, and to all references to our Firm included in or made a part of this Registration Statement on Form N-1A of Fasciano Fund, Inc.

ARTHUR ANDERSEN LLP

Chicago, Illinois
October 30, 2000